CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Variable Annuity Account Seven of our report dated April 26, 2018, relating to the financial statements of Variable Annuity Account Seven, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 26, 2018, relating to the consolidated financial statements of American General Life Insurance Company. We also consent to the references to us under the heading “Financial Statements” in such Registration Statement.

Houston, Texas

April 26, 2018